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                                                                   EXHIBIT 10.10


                            STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT is dated as of the 26th day of January, 2000 by and among Healtheon/WebMD Corporation, a Delaware corporation with its principal office at 400 The Lenox Building, 3399 Peachtree Road NE, Atlanta, Georgia 30326 (the "Company"), and Janus Capital Corporation ("Janus").

         WHEREAS, the Company desires to issue and sell to Janus pursuant to this Agreement shares (the "Shares") of the authorized but unissued shares of common stock, $.0001 par value per share, of the Company (the "Common Stock"); and

         WHEREAS, Janus, wishes to purchase the Shares on the terms and subject to the conditions set forth in this Agreement.

         NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the parties hereto agree as follows:

         1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                  (a) "Affiliate" of a party means any corporation or other business entity controlled by, controlling or under common control with such party. For this purpose "control" shall mean direct or indirect beneficial ownership of fifty percent (50%) or more of the voting interest in such corporation or other business entity.

                  (b) "Assets" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

                  (c)      "Closing Date" means the date of the Closing.

                  (d) "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

                  (e) "Contract" shall mean any written or oral agreement, arrangement, commitment, contract, indenture, instrument, lease, obligation, plan, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or by which such Person is bound or affecting such Person's capital stock, Assets or business.

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                  (f)      "Exchange Act" means the Securities Exchange Act of
         1934, as amended, and all of the rules and regulations promulgated thereunder.

                  (g) "Governmental Entity" shall mean any government or any agency, bureau, board, directorate, commission, court, department, official, political subdivision, tribunal, or other instrumentality of any government, whether federal, state or local, domestic or foreign.

                  (h) "HSR Act" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                  (i) "Knowledge" shall mean with respect to any Party, with respect to any matter in question, that any of the Chief Executive Officer, Chief Financial Officer, General Counsel or Controller of such Party, has actual knowledge of such matter.

                  (j) "Law" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

                  (k) "Litigation" shall mean any action, suit, arbitration, filed cause of action, filed claim, filed complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement.

                  (l) "Material" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

                  (m) "Material Adverse Effect" on a Party shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a Material adverse impact on (i) the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the other transactions contemplated by this Agreement; provided that "Material Adverse Effect" shall not be deemed to include events, changes or occurrences (x) generally affecting the healthcare information technology industry, or (y) generally affecting the overall U.S. economy.

                  (n) "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of


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         any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

                  (o) "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, consent, easement, filing, franchise, letter of good standing, license, notice, permit, qualification, registration or right of or from any Governmental Entity (or any extension, modification, amendment or waiver of any of these) to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business, or any notice, statement, filing or other communication to be filed with or delivered to any Governmental Entity.

                   (p) "Person" shall mean a natural person or any legal, commercial or Governmental Entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

                  (q) "Registration Rights Agreement" shall mean that certain Registration Rights Agreement, dated as of the date hereof, among the Company and the Janus.

                   (r) "Regulatory Authorities" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, and all foreign, federal, state and local regulatory agencies and other Governmental Entities or bodies having jurisdiction over the Parties and their respective Assets, employees, businesses and/or Subsidiaries, including the NASD and the SEC.

                  (s)      "SEC" shall mean the Securities and Exchange
         Commission.

                  (t) "Securities Act" shall mean the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

                  (u) "Subsidiaries" shall mean all those corporations, partnerships, associations, or other entities of which the entity in question owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.


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         2.       Purchase and Sale of Shares.

         2.1 Purchase and Sale. Subject to and upon the terms and conditions set forth in this Agreement, the Company agrees to issue and sell to Janus, and Janus, hereby agrees to purchase from the Company, at the Closing, 15,000,000 shares of Common Stock at a purchase price of $62.00 per share. The total purchase price payable by Janus for the shares of Common Stock that Janus is hereby agreeing to purchase is 930,000,000.

         2.2 Closing. The closing of the transactions contemplated under this Agreement (the "Closing") shall take place on the second business day after the execution of this Agreement by the Company and Janus. Upon Closing, the Company shall deliver the Common Stock purchased by Janus to Janus's custodian via electronic delivery, registered in the name of Janus (or in such nominee or custodial name as shall be specified by Janus), against payment of the purchase price therefor by wire transfer of immediately available funds to such account or accounts as the Company shall designate in writing.

         3.       Representations and Warranties of the Company

         The Company represents and warrants to Janus as follows:

         3.1 Organization, Standing, and Power. The Company is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware, and has the power and authority to carry on its business as it has been and is now being conducted. The Company and each of its Subsidiaries is duly qualified or licensed to transact business as a foreign corporation and is in good standing in all jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed would not have, individually or in the aggregate, a Material Adverse Effect on the Company. Copies of the Certificate of Incorporation and all amendments thereto of the Company and the bylaws, as amended, of the Company and copies of all resolutions adopted and action taken by the stockholders or Board of Directors and all committees thereof of the Company, which have been made available to Janus for review, are true and complete in all Material respects and accurately reflect all proceedings of the stockholders and Board of Directors (and all committees thereof) of the Company.

         3.2 Authorization of Agreement; No Breach. The execution, delivery and performance of this Agreement and the Registration Rights Agreement has been duly authorized by all necessary corporate action of the Company. This Agreement constitutes, and all agreements and other instruments and documents to be executed and delivered by the Company pursuant to this Agreement, including the Registration Rights Agreement, will constitute, legal, valid and binding obligations of the Company enforceable against it in accordance with their respective terms, except to the extent such enforceability is subject to (i) laws of general application relating to bankruptcy, insolvency, moratorium and the relief of debtors and (ii) the availability of specific


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performance, injunctive relief or other equitable remedies. Except in such case, individually or in the aggregate, that will not result in a Material Adverse Effect on the Company, the execution, delivery and performance of this Agreement and the agreements and other documents and instruments to be executed and delivered by the Company pursuant to this Agreement and the consummation of the transactions contemplated hereby and thereby will not (i) violate or result in a breach of or default under the certificate of incorporation or bylaws of the Company or any of its Subsidiaries or any other Material Contract to which the Company or any of its Subsidiaries is a party or is bound; (ii) to the Knowledge of the Company and its Subsidiaries, violate any Law, Order, administrative decision or award of any court, arbitrator, mediator, tribunal or Regulatory Authority applicable to or binding upon the Company or its Subsidiaries or upon their respective securities, Assets or business; or (iii) create a Material lien upon the securities, Assets or business of the Company or any of its Subsidiaries.

         3.3      Capital Stock.

                  (a) As of November 11, 1999, the authorized capital stock of the Company consists of: (i) 600,000,000 shares of the Common Stock, of which 146,204,261 shares (plus any shares issued upon exercise of the Company's Options and Warrants (as defined in Section 3.3(b) since November 11, 1999) are issued and outstanding and (ii) 5,000,000 shares of Preferred Stock, $0.0001 par value per share, none of which shares are issued and outstanding. All of the outstanding shares of the Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable, and were issued in Material compliance with the Securities Act and applicable state securities Laws, except to the extent that non-compliance would not have a Material Adverse Effect on the Company.

                  (b) As of November 11, 1999, an aggregate of 63,595,222 shares of the Common Stock (less any shares of Common Stock subject to the Company's Options and Warrants that have been exercised since November 11, 1999) are subject to issuance pursuant to outstanding options to purchase the Common Stock under the Company's stock option plans and outstanding warrants to purchase the Company's Common Stock. (Stock options granted by the Company pursuant to its stock option plans and warrants are referred to in this Agreement as the "Company Options and Warrants".) All Company Options and Warrants were issued or granted in Material compliance with the Securities Act and applicable state securities Laws pursuant to a valid exemption from registration under the Securities Act and all applicable state securities Laws.

                  (c) Except as set forth above, in the Company's SEC Documents and in Section 3.3(c) of the Company Disclosure Letter, as of the date of this Agreement, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company or any of its Subsidiaries is a party or by which it is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend,


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accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

         3.4 The Company SEC Filings; Financial Statements. The Company has filed various reports, schedules, forms, statements and other documents (which are publicly available) with the SEC pursuant to applicable Securities Laws from January 1, 1999 to the date of this Agreement (the "Company SEC Documents"), and the Company SEC Documents constitute all of the documents required to have been filed by the Company pursuant to such Laws for such period. As of their respective dates, or if amended, as of the date of the last such amendment, the Company SEC Documents complied in all Material respects, with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the Company SEC Documents contained when filed any untrue statement of a Material fact or omitted, or will omit, to state any Material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, or are to be made, not misleading. Except to the extent information contained in any the Company SEC Document has been revised or superseded by a later filed the Company SEC Document, none of the Company SEC Documents (including any and all financial statements included therein) contains any untrue statement of a Material fact or omits to state a Material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the Company SEC Documents when filed fairly presented the consolidated financial position of the Company and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein) and have been prepared in conformity with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).

         3.5 Absence of Undisclosed Liabilities. Except as disclosed on the Company SEC Documents, the Company does not have any Material (individually or in the aggregate) Liabilities, other than Liabilities incurred in the ordinary course of business since September 30, 1999 or Liabilities arising under this Agreement.

         3.6 Absence of Certain Changes or Events. Since September 30, 1999, there has not occurred (i) any events, changes or occurrences (other than events or condition affecting the economy generally) which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company, (ii) any declaration, setting aside or payment of any dividend or distribution of any kind by the Company on any class of its capital stock or (iii) any change in the Company's accounting methods, principles or practices utilized by or affecting the Company except as required by concurrent changes in GAAP.

         3.7 Compliance with Laws. The business of the Company has been and is being conducted in compliance with all applicable Laws, except for violations or failures to so comply that could not reasonably be expected, individually or in the aggregate, to


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have Material Adverse Effect on the Company; and no investigation or review by any Governmental Entity with respect to the Company is pending or, to the Knowledge of the Company, threatened in writing, other than, in each case, those which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company.

         3.8 Governmental Approvals; Required Consents. No filing or registration with, or Consent of, any Governmental Entity or any other third party is required by or with respect to the Company in connection with the execution and delivery of this Agreement or is necessary for the consummation of the transactions contemplated hereby except such other Consents, registrations and filings the failure of which to obtain or make could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company.

         3.9 The Company Common Stock. The Company's Common Stock to be issued in accordance with the terms and provisions of this Agreement will, when so issued, be duly authorized, validly issued, fully paid and non-assessable.

         3.10 Orders and Litigation. Except as set forth in the Company SEC Documents, there are no outstanding Orders against the Company or any of its Subsidiaries, any of their Assets or business, or, to the Knowledge of the Company, any of the Company's or its Subsidiaries' current or former directors or officers (during the period served as such) or any other person whom the Company or any of its Subsidiaries has agreed to indemnify, as such. Except as set forth in the Company SEC Documents, there is no Material Litigation pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries, any of their Assets or business, or, to the Knowledge of the Company, any of the Company's or its Subsidiaries' current or former directors or officers or any other person whom the Company or any of its Subsidiaries has agreed to indemnify, as such; nor is there any reasonable basis for any such Litigation that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company.

         4. Representations and Warranties of the Janus. Janus represents and warrants to the Company as follows:

         4.1 Authorization. All action on the part of Janus and, if applicable, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated herein and therein has been taken. Each of this Agreement and the Registration Rights Agreement constitutes the legal, valid and binding obligation of Janus, enforceable against Janus in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally. Janus has all requisite power to enter into each of this Agreement and the Registration Rights Agreement and to carry out and perform its obligations under the terms of this Agreement and the Registration Rights Agreement.

         4.2      Purchase Entirely for Own Account, Etc. Janus is acquiring the


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Shares for its own account, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act. Except as contemplated by this Agreement, Janus has no present agreement, undertaking, arrangement, obligation or commitment providing for the disposition of the Shares. Janus represents that is has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Shares. Janus agrees not to assign, sell, pledge, transfer or otherwise dispose of or transfer any Shares unless registered under the Securities Act and applicable state securities laws, or an opinion is given by counsel satisfactory to the Company that such registration is not required. The Company may affix a legend to any certificates representing the Shares to the foregoing effect.

         4.3 Investor Status; Etc. Janus certifies and represents to the Company that at the time Janus acquires any of the Shares, Janus will be an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act and an "institutional investor" within the meaning of Section 802.64(a) of the regulations adopted under of the HSR Act. Janus's financial condition is such that it is able to bear the risk of holding the Shares for an indefinite period of time and the risk of loss of its entire investment. Janus has been afforded the opportunity to ask questions of and receive answers from the management of the Company concerning this investment and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company. The purchase of the Common Stock by Janus is being made directly by it in the ordinary course of business within the meaning of Section 802.64(b) of the regulations promulgated under of the HSR Act.

         4.4 Shares Not Registered. Janus understands that the Shares have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Shares must continue to be held by Janus unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. Janus understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

         4.5 No Conflict. The execution and delivery of this Agreement and the Registration Rights Agreement by Janus and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in any violation of or default by Janus (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the organizational documents of Janus or (ii) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to Janus or its respective properties or assets.

         4.6 Brokers. Janus has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.


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         4.7      Consents. All consents, approvals, orders and authorizations required on the part of Janus in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein have been obtained and are effective as of the Closing Date.

         5.       Conditions Precedent.

         5.1. Conditions to the Obligation of Janus to Consummate the Closing. The obligation of Janus to consummate the Closing and to purchase and pay for the Shares being purchased by it pursuant to this Agreement is subject to the satisfaction of the following conditions precedent:

         (a) The representations and warranties contained herein of the Company shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by Janus that, in the case of any representation and warranty of the Company contained herein (i) which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all Material respects in order to satisfy as to such representation or warranty the condition precedent set forth in the foregoing provisions of this Section 5.1 (a) or (ii) which is made as of a specific date, such representation and warranty need be true and correct only as of such specific date in order to satisfy as to such representation and warranty the condition precedent set forth in the foregoing provisions of this
Section 5.1(a)).

         (b) The Registration Rights Agreement shall have been executed and delivered by the Company.

         (c) The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by the Company on or prior to the Closing Date.

         (d) No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

         (e) The purchase of and payment for the Shares by Janus shall not be prohibited by any Law or Order.

         (f) All instruments and corporate proceedings in connection with the transactions contemplated by this Agreement to be consummated at the Closing shall be satisfactory in form and substance to Janus, and Janus shall have received copies (executed or certified, as may be appropriate) of all documents which Janus may have reasonably requested in connection with such transactions.

         5.2. Conditions to the Obligation of the Company to Consummate the Closing.


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The obligation of the Company to consummate the Closing and to issue and sell to
Janus the Shares to be purchased by it at the Closing is subject to the satisfaction of the following conditions precedent:

         (a) The representations and warranties contained herein of Janus shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by the Company that, in the case of any representation and warranty of Janus contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all Material respects in order to satisfy as to such representation or warranty the condition precedent set forth in the foregoing provisions of this Section 5.2(a)).

         (b) The Registration Rights Agreement shall have been executed and delivered by Janus.

         (c) Janus shall have performed in all material respects all obligations and conditions herein required to be performed or observed by the Janus on or prior to the Closing Date.

         (d) No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

         (e) The sale of the Shares by the Company shall not be prohibited by any Law or Order.

         (f) Janus shall have executed and delivered to the Company confirmation of Janus's status as an "accredited investor" (as such term is defined in Rule 501 promulgated under the Securities Act) and an "institutional investor" (as such term is defined under 15 C.F.R. ss.802.64(a) of the HSR Act).

         (g) Janus shall have purchased, in accordance with this Agreement, 15,000,000 shares of the Common Stock."

         (h) All instruments and corporate proceedings in connection with the transactions contemplated by this Agreement to be consummated at the Closing shall be satisfactory in form and substance to the Company, and the Company shall have received counterpart originals, or certified or other copies of all documents, including without limitation records of corporate or other proceedings, which it may have reasonably requested in connection therewith.

         6.       Shelf Registrations, Transfer, Legends

         6.1. Shelf Registration. Subject to the Registration Rights Agreement, the Company shall use its reasonable best efforts: (i) to file prior to June 11, 2000 with the SEC a registration statement for a non-underwritten offering to be made on a continuous


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basis pursuant to Rule 415 of the Securities Act relating to the Common Shares underlying Janus's Shares (a "Shelf Registration") and (ii) to have the Shelf Registration declared effective as soon as possible after July 26, 2000.

         6.2. Securities Law Transfer Restrictions. Janus shall not sell, assign, pledge, transfer or otherwise dispose or encumber any of the Shares being purchased by it hereunder, except (i) pursuant to an effective registration statement under the Securities Act or (ii) pursuant to an available exemption from registration under the Securities Act and applicable state securities laws and, if requested by the Company, upon delivery by Janus of an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer is exempt from registration under the Securities Act and applicable state securities laws. Any transfer or purported transfer of the Shares in violation of this Section 6.1 shall be voidable by the Company. The Company shall not register any transfer of the Shares in violation of this
Section 6.1. The Company may, and may instruct any transfer agent for the Company, to place such stop transfer orders as may be required on the transfer books of the Company in order to ensure compliance with the provisions of this
Section 6.1.

         6.3. Legends. Each certificate requesting any of the Shares shall be endorsed with the legends set forth below, and Janus covenants that, except to the extent such restrictions are waived by the Company, it shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in this Agreement and the legends endorsed on such certificate:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SAID ACT AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM SAID ACT."

         6.4. Restrictions on Transfer. In addition, Janus hereby expressly covenants and agrees that it shall not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of the Shares issued pursuant to this Agreement (the "Subject Stock") or any securities convertible into or exercisable or exchangeable for the Subject Stock (including, without limitation, shares of the Subject Stock or securities convertible into or exercisable or exchangeable for the Subject Stock which may be deemed to be beneficially owned by such holder in accordance with the rules and regulations of the SEC) or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Subject Stock (regardless of whether any of the transactions described in clause
(i) or clause (ii) is to be settled by the delivery of Subject Stock, or such other securities, in cash or otherwise (each action described herein is referred to as a "Transfer"). Notwithstanding any provision of this Section 6.4 to the


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contrary and subject to compliance with the Securities Laws, Janus may Transfer such Subject Stock to any Affiliate of Janus.

         7.       Miscellaneous Provisions.

         7.1 Public Statements or Releases. Janus shall not make, issue, or release any announcement, whether to the public generally, or to any of its suppliers or customers, with respect to this Agreement or the transactions provided for herein, or make any statement or acknowledgment of the existence of, or reveal the status of, this Agreement or the transactions provided for herein, without the prior consent of the Company, which shall not be unreasonably withheld or delayed, provided that nothing in this Section 7.1 shall prevent any of the parties hereto from making such public announcements as it may consider necessary in order to satisfy its legal obligations, but to the extent not inconsistent with such obligations, it shall provide the other parties with an opportunity to review and comment on any proposed public announcement before it is made.

         7.2 Further Assurances. Each party agrees to cooperate fully with the other party and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by the other party to better evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.

         7.3 Rights Cumulative. Each and all of the various rights, powers and remedies of the parties shall be considered to be cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

         7.4 Pronouns. All pronouns or any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.


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

         7.5      Notices.

         (a) Any notices, reports or other correspondence (hereinafter collectively referred to as "correspondence") required or permitted to be given hereunder shall be sent by postage prepaid first class mail, courier or fax or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder. The date of giving any notice shall be the date of its actual receipt.

         (b) All correspondence to the Company shall be addressed as follows:

         Healtheon/WebMD Corporation
         400 the Lenox Building
         3399 Peachtree Road NE,
         Atlanta, Georgia  30326
         Attention:  Jack Dennison

         Copy to Counsel:    Nelson Mullins Riley & Scarborough, L.L.P.
                             Bank of America Corporate Center
                             100 N. Tryon Street
                             Charlotte, North Carolina  28202
                             Telecopy Number:  (704) 377-4814
                             Attention:  H. Bryan Ives III

         (c)      All correspondence to Janus shall be addressed as follows:

         Janus
         100 Fillmore Street
         Denver, Co 80206
         Attention:  Heidi J. Walter, Vice President and Assistant General
Counsel

         (d) Any entity may change the address to which correspondence to it is to be addressed by notification as provided for herein.

         7.6 Captions. The captions and paragraph headings of this Agreement are solely for the convenience of reference and shall not affect its interpretation.

         7.7 Severability. Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

         7.8      Governing Law; Injunctive Relief.


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

         (a) This Agreement shall be governed by and construed in accordance with the internal and substantive laws of Delaware and without regard to any conflicts of laws concepts which would apply the substantive law of some other jurisdiction.

         (b) Each of the parties hereto acknowledges and agrees that damages will not be an adequate remedy for any material breach or violation of this Agreement if such material breach or violation would cause immediate and irreparable harm (an "Irreparable Breach"). Accordingly, in the event of a threatened or ongoing Irreparable Breach, each party hereto shall be entitled to seek, in any state or federal court in Delaware, equitable relief of a kind appropriate in light of the nature of the ongoing or threatened Irreparable Breach, which relief may include, without limitation, specific performance or injunctive relief; provided, however, that if the party bringing such action is unsuccessful in obtaining the relief sought, the moving party shall pay the non-moving party's reasonable costs, including attorney's fees, incurred in connection with defending such action. Such remedies shall not be the parties' exclusive remedies, but shall be in addition to all other remedies provided in this Agreement.

         7.9 Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

         7.10 Expenses. Each party will bear its own costs and expenses in connection with this Agreement.

         7.11 Assignment. The rights and obligations of the parties hereto shall inure to the benefit of and shall be binding upon the authorized successors and permitted assigns of each party. Neither party may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of the other party. In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of the Agreement by executing and agreeing to an assumption agreement reasonably acceptable to the other party.

         7.12 Survival. The respective representations and warranties given by the parties hereto, and the other covenants and agreements contained herein, shall survive the Closing Date and the consummation of the transactions contemplated herein for a period of 90 days, without regard to any investigation made by any party.

         7.13 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto respecting the subject matter hereof and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral. No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by parties.


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                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]


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This Stock Purchase Agreement is hereby executed as of the date first above written.


                                            COMPANY:

                                            HEALTHEON/WEBMD CORPORATION


                                            By: /s/
                                               ---------------------------------
                                                 Its:
                                                     ---------------------------


                                            JANUS CAPITAL CORPORATION


                                            By: /s/
                                               ---------------------------------
                                                 Its:
                                                     ---------------------------


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